UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2013

INCYTE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27488 (Commission File Number)	94-3136539 (I.R.S. Employer Identification No.)

Experimental Station
Route 141 & Henry Clay Road
Building E336
Wilmington, DE	19880
(Address of principal executive offices)	(Zip Code)

(302) 498-6700

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

Incyte Corporation (the “Company”) was informed last week of a case of progressive multifocal leukoencephalopathy (“PML”) in a 75 year old male patient from the United Kingdom with myelofibrosis treated with ruxolitinib.  Ruxolitinib is marketed by the Company as Jakafi® in the United States and by Novartis as Jakavi® outside the United States.  It has not been determined whether development of PML in this case was related to the use of ruxolitinib.  An independent assessment to confirm the diagnosis and evaluate the causality assessment provided by the investigator is planned.  This is the only known case of PML in the approximately 9,800 myelofibrosis patients treated with ruxolitinib worldwide in clinical trials or with commercial product.  Jakafi is approved in the United States for the treatment of patients with intermediate or high-risk myelofibrosis (“MF”), including primary MF, post-polycythemia vera MF and post-essential thrombocythemia MF.  The Company has informed the U.S. Food and Drug Administration of this case and, as part of its standard procedure for sharing available information in a timely manner, is in the process of informing investigators in its clinical trials.  There are reports in the medical literature that suggest that patients with myeloproliferative neoplasms, including myelofibrosis, may be at higher risk of developing PML.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 18, 2013

INCYTE CORPORATION

By:	/s/ Eric H. Siegel
Eric H. Siegel
Executive Vice President and
General Counsel